UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2011

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-794-8889

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 5, 2011, the Board of Directors of Halozyme Therapeutics, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors, granted certain restricted stock units to the Company’s senior management and certain restricted stock awards to all other employees of the Company under the Company’s 2011 Stock Plan. These awards have the grant date of May 10, 2011 and will vest on May 15, 2012, with the percentage vesting based upon achievement of certain pre-determined business development, clinical development and regulatory events, provided that the employee has provided continuous services to the Company through May 15, 2012. The table below sets forth the restricted stock units grants for our named executive officers.

Restricted Stock Units
Gregory I. Frost, Ph.D. (President and Chief Executive Officer)	26,000
Kurt A. Gustafson (Vice President, Secretary and Chief Financial Officer)	24,000
William J. Fallon (Vice President, Manufacturing and Operations)	19,000
H. Michael Shepard, Ph.D. (Vice President, Chief Scientific Officer)	18,000
Michael J. LaBarre, Ph.D. (Vice President, Product Development)	19,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

May 11, 2011	By:	Kurt A. Gustafson

Name: Kurt A. Gustafson
Title: VP, Secretary and Chief Financial Officer